UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 8, 2007

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Hercules Offshore, Inc. (the “Company”), on January 4, 2007, the Company entered into a consulting agreement with Lisa W. Rodriguez under which Ms. Rodriguez has, since such date, performed the duties of the Company’s Chief Financial Officer, while the Company’s Chief Financial Officer, Steven A. Manz recuperates from a stroke suffered on December 28, 2006. On March 8, 2007, the Board of Directors of the Company, after consultation with senior management of the Company, including Mr. Manz, appointed Ms. Rodriguez as Senior Vice President and Chief Financial Officer of the Company on a full-time basis to replace Mr. Manz effective immediately.

In connection with Ms. Rodriguez’ appointment as Senior Vice President and Chief Financial Officer, the Company and Ms. Rodriguez have agreed to terminate the Consulting Agreement between Ms. Rodriguez and the Company and have entered into an Executive Employment Agreement, dated as of March 13, 2007. The agreement with Ms. Rodriguez provides for, among other things, (i) a term through February 28, 2009, unless otherwise extended, (ii) an annual base salary that is not lower than $300,000, (iii) the opportunity to receive an annual performance bonus of up to 110% of her annual base salary, with a target bonus of 55% of her annual base salary, beginning for 2007, (iv) health benefits, (v) participation in the Company’s incentive, savings and retirement plans, and (vi) severance benefits payable to Ms. Rodriguez in the event that her employment is terminated in certain circumstances. These severance benefits include the following: (a) if there is no change in control of the Company, in the event that Ms. Rodriguez is terminated without cause, or if she terminates the Agreement for good reason, Ms. Rodriguez will receive a lump-sum payment equal to one and one-half times the sum of (x) her annual base salary, and (y) her bonus paid or payable with respect to the most recently completed fiscal year; and (b) following a change in control of the Company, in the event Ms. Rodriguez’ employment is terminated without cause, or if she terminates her employment for good reason, Ms. Rodriguez will receive a lump-sum payment equal to two times the sum of (x) her annual base salary, and (y) her highest bonus paid or payable with respect to any of the two fiscal years most recently completed prior to termination. If the date of termination occurs within 24 months of a change of control of the Company, all stock options, restricted stock awards, restricted stock unit awards and other equity-based awards and performance awards that are outstanding will immediately vest and/or become exercisable. The agreement also provides for certain benefits in the event Ms. Rodriguez’ employment is terminated as a result of her death or disability. The agreement requires notice that the term of the agreement will not be extended at least 12 months in advance of an otherwise scheduled termination date. In the event no notice is given, the term of the agreement automatically extends for two years. The foregoing description of the Executive Employment Agreement with Ms. Rodriguez is qualified in its entirety by reference to the agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Ms. Rodriguez’ appointment as Senior Vice President and Chief Financial Officer, Ms. Rodriguez will be granted on March 15, 2007 an option to purchase 50,000 shares of common stock of the Company, at an exercise price equal to the mean between

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the highest and lowest sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the grant date. The options will vest over three years, with one-third of the shares vesting on each of the first three anniversary dates of the grant date. The options will be issued under, and subject to the terms and conditions of, the Company’s 2004 Long Term Incentive Plan (the “Plan”). The Company filed the Plan with the Securities and Exchange Commission on July 8, 2005 as Exhibit 10.5 to its Registration Statement on Form S-1 (No. 333-126457). Ms. Rodriguez will also be awarded 9,000 shares of restricted stock of the Company on March 15, 2007 under the Plan. The shares of restricted stock will vest on the third anniversary of the date of award, subject to Ms. Rodriguez’ continued employment by the Company and to the terms and conditions of the Plan. Notwithstanding the foregoing vesting periods, as noted above, Ms. Rodriguez’ Executive Employment Agreement with the Company would provide for accelerated vesting of the options and shares of restricted stock in the event of a change of control of the Company. Ms. Rodriguez is also eligible to participate in the Company’s standard benefits package, including medical and dental plans, vision care, life insurance and disability coverage, and 401(k) retirement savings plan. Ms. Rodriguez may also participate in the Company’s Deferred Compensation Plan pursuant to which she may elect to defer, on a pre-tax basis, up to 80% of her base salary and up to 100% of any bonus or compensation under the Plan. The Company filed the Deferred Compensation Plan with the Securities and Exchange Commission on January 17, 2007 as Exhibit 10.1 to a Current Report on Form 8-K.

As previously reported, Ms. Rodriguez was Senior Vice President and Chief Financial Officer of Weatherford International Ltd. from June 2002 to October 2006. Ms. Rodriguez joined Weatherford in 1996 and served in several positions, including Vice President—Accounting and Finance from February 2001 to June 2002, Vice President—Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001.

Mr. Manz has accepted the position of Senior Vice President—Planning and Corporate Development of the Company. In such capacity, Mr. Manz will be responsible for seeking out and analyzing strategic business opportunities for the Company, including strategic alliances and mergers and acquisitions, and assisting the Company with consummating such opportunities as the Company elects to complete.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement, dated as of March 13, 2007, between the Company and Lisa W. Rodriguez.

99.1	Press Release issued by the Company on March 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 13, 2007	By:	/s/ JAMES W. NOE
James W. Noe
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of March 13, 2007, between the Company and Lisa W. Rodriguez.

99.1	Press Release issued by the Company on March 13, 2007.

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